Exhibit 99.1


  Wynn Resorts, Limited and Wynn Las Vegas, LLC to Restate Financial Statements for Hedge Accounting Adjustment Under SFAS 133, Reduction of Accumulated Deficit


LAS VEGAS, March 15, 2006 (BUSINESS WIRE) -- Wynn Resorts, Limited (Nasdaq:
WYNN) and its subsidiary, Wynn Las Vegas, LLC today announced that they would restate financial statements for the years ended 2003 and 2004 and the first three quarters of 2005, in order to adjust the accounting for their interest rate swap arrangements under Statement of Financial Accounting Standards (SFAS)
133. The restated financial information will be included in the Annual Reports on Form 10-K for the year ended December 31, 2005, and prospectively in their Fiscal 2006 10-Qs. The cumulative effect of the restatement results in a reduction in accumulated deficit of approximately $16.2 million at September 30, 2005. The restatements will have no effect on cash flow from operating activities.


SOURCE:
Wynn Resorts, Limited
CONTACT:
Samanta Stewart, 702-770-7555
investorrelations@wynnresorts.com

www.wynnresorts.com
www.wynnlasvegas.com